UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2016

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-12983 (Commission File Number)	06-1398235 (IRS Employer Identification No.)

4 Tesseneer Drive Highland Heights, Kentucky 41076-9753 (Address of principal executive offices, including zip code)

(859) 572-8000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 21, 2016, General Cable Corporation announced that Brian J. Robinson, Executive Vice President and Chief Financial Officer, would leave the Company upon the successful completion of an executive search and an appropriate transition period. This transition is expected to be complete in the second half of 2016.

Item 7.01	Regulation FD Disclosure.
On March 21, 2016, General Cable Corporation issued a press release announcing the planned CFO transition. A copy of the press release is furnished as Exhibit 99.1 to this current report.
As previously announced, General Cable’s Chief Executive Officer and Chief Financial Officer will host an Investor Day at the New York Stock Exchange on Tuesday, March 22, 2016 to discuss the Company’s business, positioning and strategic roadmap. During the presentation, the Company also expects to update its first quarter 2016 guidance to the upper end of the previously provided ranges.
The Company’s presentation is scheduled to begin at 1:30 p.m. ET. A live audio webcast of the presentation and a copy of the accompanying slide presentation will be made available through the Investors page of the Company’s website at www.generalcable.com beginning at 1:30 p.m. ET on March 22, 2016. The webcast will also be available for replay at that same site.
The information furnished on this Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 21, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

March 21, 2016	By:	/s/ EMERSON C. MOSER
Emerson C. Moser
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 21, 2016

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